SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WORKHORSE GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐
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Workhorse Group Inc.

2022
NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

May 3, 2022

at 10:00 a.m. Eastern Time

by Virtual Meeting

100 Commerce Drive
Loveland, Ohio 45140

WORKHORSE GROUP INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2022
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Workhorse Group Inc. (“Workhorse” or the “Company”) will be held on May 3, 2022, at 10:00 a.m. Eastern Time. As a result of the COVID-19 pandemic and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/WKHS2022.
At the Annual Meeting, you will be asked:
(1)	To elect the ten director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified;
(2)	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022; and
(3)	To act on such other matters as may properly come before the meeting or any adjournment thereof.
BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTE AT THE ANNUAL MEETING.
These proposals are fully set forth in the accompanying Proxy Statement which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote “FOR” each of the director nominees under Proposal 1 and “FOR” Proposal 2. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience or vote via the Internet as instructed herein to ensure that your shares will be represented. You may wish to provide your response electronically through the Internet by following the instructions set out on the enclosed Proxy Card.
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/WKHS2022 you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Annual Meeting, but we suggest you vote beforehand by following the instructions available on the meeting website during the meeting. Please allow sufficient time before the Annual Meeting to complete the online check-in process. Your vote is very important.
Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first released or mailed on or about March 24, 2022, to all shareholders entitled to vote at the Annual Meeting. In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each record shareholder, we may furnish proxy materials by providing internet access to those documents. The Notice contains instructions on how to access our proxy materials and vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 3, 2022. In addition to the copies you have received, the Proxy Statement and our 2021 Annual Report on Form 10-K to Stockholders are available at: https://www.proxyvote.com.
By Order of the Board of Directors

/s/ Raymond Chess
Raymond Chess
Chairman of the Board of Directors
WHETHER OR NOT YOU PLAN ON ATTENDING THE VIRTUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.
Workhorse Group Inc.
100 Commerce Drive
Loveland, Ohio 45140
(513) 297-3640

Dear fellow Workhorse shareholders,
We’ve made significant strides across our business as we begin 2022, taking actions to further strengthen the foundation of the Company. Thanks to the hard work and dedication of our employees, we have a path forward, grounded in a strategic plan that is focused on stabilization and growth centered around the “6P’s”: People, Products, Processes, Partners, Politics and Profits.
Given the progress we have made, it is important to step back and reflect on our productive start to the year and look to the future. Here are a few highlights:
•
Team: We continued to build out our experienced executive team with the appointments of Bob Ginnan as Chief Financial Officer; Kerry Roraff as Chief Human Resources Officer; Brad Hartzell as VP, Manufacturing Services; and Ben Drake as VP, Government Affairs.

•
Revised Strategic Product Roadmap: We announced our revised product roadmap with plans to repair and resell the C-1000 and produce three new electric vehicles: W750, W56 (Class 5 and 6) and W34 (Class 3 and 4).

•
New Design Facility: We opened a technical design and testing center in Wixom, Michigan to expand our capabilities and enhanced our engineering talent by hiring automotive design engineers with more than 270 years of cumulative experience in the last several months.

•
GreenPower Motor Company Supplier Agreement: We signed a supplier agreement to take delivery of 1,500 Class 4 EV star cab and chassis from GreenPower which we intend to use in the production of Workhorse’s new Class 4 W750 step van line, which is scheduled to enter production in Q3 2022.

•	Aerospace Progress: We continued to invest in our drone operations and achieved several important milestones.
I look forward to sharing more details on our progress, our plan and our product roadmap at our upcoming annual meeting on May 3, 2022.
Thank you for your continued support.
Sincerely,
Rick Dauch
CEO

PROXY STATEMENT
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Workhorse Group Inc. (“Workhorse” or the “Company”) to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on May 3, 2022, at 10:00 a.m. Eastern Time and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about March 24, 2022. This year’s annual meeting of shareholders will be held as a virtual meeting. Shareholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the annual meeting online via a live webcast by visiting www.virtualshareholdermeeting.com/WKHS2022. In addition to voting by submitting your proxy prior to the annual meeting, you also will be able to vote your shares electronically during the annual meeting.
REVOCABILITY OF PROXY AND SOLICITATION
Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the General Counsel of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company, which will bear all costs associated with the mailing of this Proxy Statement and the solicitation of proxies.
RECORD DATE
Stockholders of record at the close of business on March 7, 2022, will be entitled to receive notice of, attend and vote at the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
The Company has furnished these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting of Stockholders to be held on May 3, 2022, at 10:00 a.m. Eastern Time. This year’s annual meeting of shareholders will be held as a virtual meeting. Shareholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the annual meeting online via a live webcast by visiting www.virtualshareholdermeeting.com/WKHS2022. These materials have also been made available to you on the Internet. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials on or about March 24, 2022 to all stockholders of record entitled to vote at the Annual Meeting.
Notice of Internet Availability (Notice and Access)
Instead of mailing a printed copy of our proxy materials to each shareholder, we are furnishing proxy materials via the Internet. This reduces both the costs and the environmental impact of sending our proxy materials to our shareholders. If you received a “Notice of Internet Availability,” you will not receive a printed copy of the proxy materials unless you specifically request a printed copy. The Notice of Internet Availability will instruct you how to access and review the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how to submit your proxy on the Internet and how to vote by telephone.
If you would like to receive a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please follow the electronic delivery instructions on www.proxyvote.com. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual shareholder meetings.
The Notice of Internet Availability is first being sent to shareholders on or about March 24, 2022. Also on or about March 24, 2022, we will first make available to our shareholders this Proxy Statement and the form of proxy relating to the 2022 Annual Meeting filed with the SEC on March 24, 2022.
What is included in these materials?
These materials include:
•	this Proxy Statement for the Annual Meeting; and
•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
What is the proxy card?
The proxy card enables you to appoint Richard Dauch, our Chief Executive Officer, and James Harrington, our Chief Administrative Officer and General Counsel, as your representatives at the Annual Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting.
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) the election of ten persons named herein as nominees for directors of the Company, to hold office subject to the provisions of the bylaws of the Company, until the next annual meeting of stockholders or until their successors are duly elected and qualified; and (ii) ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022. In addition, management will report on the performance of the Company during fiscal year 2021 and respond to questions from stockholders.

What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. As of the record date, there were 157,819,034 shares of Workhorse common stock issued and outstanding. Thus, the presence of the holders of common stock representing at least 78,909,518 votes will be required to establish a quorum.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.
How can I get electronic access to the proxy materials?
The Notice provides you with instructions regarding how to:
•	view the Company’s proxy materials for the Annual Meeting on the Internet;
•	request hard copies of the materials; and
•	instruct the Company to send future proxy materials to you electronically by email.
Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Stockholder of Record
If on March 7, 2022, your shares were registered directly in your name with our transfer agent, Empire Stock Transfer, Inc., you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us. Whether or not you plan to attend the Annual Meeting, if you do not vote over the Internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.
Beneficial Owner of Shares Held in Street Name
If on March 7, 2022, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting & Proxy statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:
•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.
•	By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.
•	Online at the Meeting. You can vote at the meeting at www.virtualshareholdermeeting.com/WKHS2022.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:
•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.
•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.
•	Online at the Meeting. You can vote at the meeting at www.virtualshareholdermeeting.com/WKHS2022.
What are abstentions and broker non-votes?
While the inspector of elections will treat shares represented by proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in any calculation of “votes cast.” However, abstentions and “broker non-votes” will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.
Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers (see “What happens if I do not give specific voting instructions”). As used herein, “uninstructed shares” mean shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter.
What happens if I do not give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:
•	indicate when voting on the Internet that you wish to vote as recommended by the Board of Directors, or
•	sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but not on non-routine matters. Under New York Stock Exchange (“NYSE”) rules, if your shares are held by a member organization, as that term is defined under NYSE rules, responsibility for making a final determination as to whether a specific proposal constitutes a routine or non-routine matter rests with that organization, or third parties acting on its behalf.
What are the Board’s recommendations?
The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:
•	for election of the ten director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified; and
•	for ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022.
With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How are proxy materials delivered to households?
Only one copy of the Company’s Notice of Internet Availability, Annual Report on Form 10-K for the fiscal year ending December 31, 2021 and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.
We will deliver promptly upon written or oral request a separate copy of the Company’s Notice of Internet Availability, Annual Report on Form 10-K for the fiscal year ending December 31, 2021 and this Proxy Statement. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report on Form 10-K and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report on Form 10-K and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Workhorse Group Inc., 100 Commerce Drive, Loveland, Ohio 45140; Attention: Chief Administrative Officer and General Counsel.
Interest of Officers and Directors in matters to be acted upon
Except for the election to our Board of the ten nominees, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT
The following table shows the number of shares of common stock beneficially owned as of the Record Date by (i) each director and nominee for director, by each current executive officer, and by all current directors and executive officers as a group and (ii) all the persons who were known to be beneficial owners of five percent or more of our common stock, our only voting securities, on March 7, 2022. Applicable percentage ownership is based on 157,819,034 shares of common stock outstanding as of March 7, 2022.
Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage of Common Stock(2)
Directors
Raymond Chess	158,262(3)	*
Richard Dauch	2,699,569(4)	1.70%
Benjamin Samuels	1,097,059(5)	*
Gerald Budde	251,016(6)	*
Harry DeMott	60,874(7)	*
Michael Clark	165,324(8)	*
Jacqueline Dedo	48,908(9)	*
Pamela Mader	40,908(9)	*
William G. Quigley III	33,003(9)

Executive Officers
Gregory Ackerson	215,941(10)	*
Joshua Anderson	199,010(11)	*
Anthony Furey	279,179(12)	*
Ryan Gaul	199,418(13)	*
Robert Ginnan	198,020(14)	*
John Graber	194,577(15)	*
James Harrington	358,037(16)	*
Stanley March	155,809(17)	*
Kerry Roraff	95,710(18)	*
All officers and directors as a group (18 people)	6,450,624	4.06%

Certain Other Beneficial Holders
BlackRock, Inc.	8,653,950(19)	5.49%
Cowen and Company, LLC and Cowen Financial Products LLC	9,160,888(20)	5.82%
Austin Scott Miller†	0	*
*	Less than one percent.
†	Director Nominee.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Workhorse Group Inc., 100 Commerce Drive, Loveland, Ohio 45140.
(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Stock options to purchase shares of common stock that are currently exercisable or exercisable within 60 days of March 7, 2022 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 41,254 shares of restricted stock which vest in August 2022.
(4)
Includes 1,905,115 shares of restricted stock, all of which vest no later than February, 23, 2025; (ii) 745,049 performance share units, which vest based on certain company performance over a performance period ending December 31, 2024; and options to purchase 49,405 shares of common stock at an exercise price of $10.27, all of which options are currently exercisable.

(5)
Includes (i) 33,003 shares of restricted stock which vest in August 2022; (ii) 445,421 shares of common stock held by Samuel 2012 Children’s Trust UAD 10/28/12; and (iii) 220,966 shares of common stock held by the Marci Rosenberg 2012 Family Trust, a trust managed by Mr. Samuels’ wife. Mr. Samuels is a trustee of the Children’s Trust.

(6)	Includes (i) 33,003 shares of restricted stock which vest in August 2022 and (ii) 119,692 shares of common stock owned by the Gerald B. Budde Living Trust, of which Mr. Budde is the trustee.
(7)	Includes 33,003 shares of restricted stock which vest in August 2022.
(8)
Includes (i) 33,003 shares of restricted stock which vest in August 2022 and (ii) options to purchase 34,000 shares of common stock at an exercise price of $1.10 held by Mr. Clark, all of which options are currently exercisable.

(9)	Includes 33,003 shares of restricted stock which vest in August 2022.
(10)
Includes (i) 113,573 shares of restricted stock held by Mr. Ackerson, all of which vest no later than February 23, 2025; (ii) options to purchase 9,375 shares of common stock at an exercise price of $1.19 held by Mr. Ackerson, all of which options are currently exercisable; and (iii) 29,703 performance share units, which vest based on certain company performance over a performance period December 31, 2024.

(11)
Includes (i) 169,307 shares of restricted stock held by Mr. Anderson, all of which vest no later than February, 23, 2025; and (ii) 29,703 performance share units, which vest based on certain company performance

(12)
Includes (i) 104,096 shares of restricted stock held by Mr. Furey, all of which vest no later than February 23, 2025; (ii) 38,199 shares of common stock held by Fastnet Advisors, LLC; and (iii) 22,277 performance share units, which vest based on certain company performance over a performance period ending December 31, 2024. Mr. Furey is the owner and manager of Fastnet Advisors, LLC.

(13)
Includes (i) 145,608 shares of restricted stock held by Mr. Gaul, all of which vest no later than February, 23, 2025; and (ii) 49,505 performance share units, which vest based on certain company performance over a performance period ending December 31, 2024.

(14)
Includes 138,614 shares of restricted stock held by Mr. Ginnan, all of which vest no later than February, 23, 2025; and (ii) 59,406 performance share units, which vest based on certain company performance over a performance period ending December 31, 2024.

(15)
Includes (i) 134,523 shares of restricted stock held by Mr. Graber, all of which vest no later than February, 23, 2025; and (ii) 44,554 performance share units, which vest based on certain company performance over a performance period ending December 31, 2024.

(16)
Includes 266,147 shares of restricted stock held by Mr. Harrington, all of which vest no later than February, 23, 2025; and (ii) 91,890 performance share units, which vest based on certain company performance over a performance period ending December 31, 2024.

(17)
Includes 110,066 shares of restricted stock held by Mr. March, all of which vest no later than February, 23, 2025; and (ii) 45,743 performance share units, which vest based on certain company performance over a performance period ending December 31, 2024.

(18)
Includes 66,997 shares of restricted stock held by Ms. Roraff, all of which vest no later than February, 23, 2025; and (ii) 28,713 performance share units, which vest based on certain company performance over a performance period ending December 31, 2024.

(19)
This information was derived solely from the Schedule 13G/A filed by BlackRock, Inc. on February 3, 2022. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. reported sole voting power over 8,402,309 shares and sole dispositive power over 8,653,590 shares.

(20)
This information was derived solely from the Schedule 13G filed by Cowen and Company, LLC and Cowen Financial Products LLC. The address of each of Cowen and Company, LLC and Cowen Financial Products LLC is 599 Lexington Avenue, New York, NY 10022. Cowen and Company, LLC reported sole voting and dispositive power over 344,712 shares, and Cowen Financial Products LLC reported sole voting and dispositive power over 8,816,176 shares.

INFORMATION ABOUT THE BOARD OF DIRECTORS
The Board of Directors oversees our business and affairs and monitors the performance of management. The directors keep themselves informed through discussions with the Chief Executive Officer and other key executives, visits to the Company’s facilities, by reading the reports and other materials that we send them and by participating in Board and committee meetings. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Biographical information about our directors is provided in “Proposal No. 1 — Proposal for the Election of Ten Directors” on page 33. Except as set forth in this Proxy Statement, none of our directors held directorships in other reporting companies or registered investment companies at any time during the past five years. Our Board currently consists of nine persons, all of whom have been nominated by the Company to stand for re-election.
Name	Age	Position	Director Since
Raymond J. Chess(2)	64	Director, Chairman	2013
Richard Dauch	61	Director and Chief Executive Officer	2021
H. Benjamin Samuels(1)(3)	54	Director	2015
Gerald B. Budde(1*)	60	Director	2015
Harry DeMott(2)(3)	55	Director	2016
Michael L. Clark(1)(3*)	50	Director	2018
Jacqueline A. Dedo(1)(2*)	60	Director	2020
Pamela S. Mader(2)(3)	58	Director	2020
William G. Quigley III(1)	60	Director	2022
(1)	Audit Committee
(2)	Nominating and Corporate Governance Committee
(3)	Compensation Committee
*	Committee Chair
Board meetings during the 2021 fiscal year
During 2021, the Board of Directors held twelve meetings. Each director, except Mr. Quigley, who was not appointed until 2022, attended all meetings of the Board and all meetings held by all committees on which such director served. The Board also approved certain actions by unanimous written consent. Directors are not required to attend the Annual Meeting, but all of the directors attended the 2021 Annual Meeting.
Committees established by the Board
The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Information concerning the function of each Board committee follows.
Audit Committee
We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consisting of Gerald Budde, Jacqueline Dedo, H. Benjamin Samuels, Michael Clark and William Quigley. Our Board has determined that the members are all “independent directors” as defined by the rules of the Nasdaq Capital Market (“Nasdaq”) applicable to members of an audit committee and Rule 10A-3(b)(i) under the Exchange Act. In addition, each of Messrs. Budde and Quigley is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and demonstrates “financial sophistication” as defined by the rules of Nasdaq. The Audit Committee is appointed by our Board to assist our board of directors in monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our internal and external auditors. The Audit Committee’s principal functions include:
•
reviewing our annual audited consolidated financial statements with management and our independent auditors, including major issues regarding accounting and auditing principles and practices and financial reporting that could significantly affect our financial statements;

•
reviewing our quarterly consolidated financial statements with management and our independent auditor prior to the filing of our Quarterly Reports on Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements;

•	recommending to the board of directors the appointment of, and continued evaluation of the performance of, our independent auditor;
•	approving the fees to be paid to our independent auditor for audit services and approving the retention of our independent auditor for non-audit services and all fees for such services;
•	reviewing periodic reports from our independent auditor regarding our auditor’s independence, including discussion of such reports with the auditor;
•	reviewing the adequacy of our overall control environment, including internal financial controls and disclosure controls and procedures; and
•
reviewing with our management and legal counsel legal matters that may have a material impact on our financial statements or our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

During 2021, the audit committee met five times. A copy of the Audit Committee’s charter is posted on the Company’s website at www.workhorse.com in the “Investors” section of the website.
Meetings may be held from time to time to consider matters for which approval of our Board of Directors is desirable or is required by law.
Compensation Committee
Our Compensation Committee consists of Michael Clark, Harry DeMott, H. Benjamin Samuels and Pamela Mader. Our board of directors has determined that each of the members is an “independent director” as defined by the Nasdaq rules applicable to members of a compensation committee. The Compensation Committee is responsible for establishing the compensation of our senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits as well as director compensation. The Compensation Committee also administers our equity incentive plans. The Compensation Committee works with the Chairman of the Board and Chief Executive Officer and reviews and approves compensation decisions regarding senior management including compensation levels and equity incentive awards. The Compensation Committee also approves employment and compensation agreements with our key personnel and directors. The Compensation Committee has the power and authority to conduct or authorize studies, retain independent consultants, accountants or others, and obtain unrestricted access to management, our internal auditors, human resources and accounting employees and all information relevant to its responsibilities. The Compensation Committee is responsible for developing the executive compensation philosophy and reviewing and recommending to the Board of Directors for approval all compensation policies and compensation programs for the executive team.
The responsibilities of the Compensation Committee, as stated in its charter, include the following:
•	review and approve the Company’s compensation guidelines and structure;
•	review and approve on an annual basis the corporate goals and objectives with respect to compensation for the Chief Executive Officer;
•	review and approve on an annual basis the evaluation process and compensation structure for the Company’s other officers, including salary, bonus, incentive and equity compensation; and
•	periodically review and make recommendations to the Board of Directors regarding the compensation of non-management directors.
During 2021, the Compensation Committee met eleven times. The Compensation Committee is governed by a written charter approved by the board of directors. A copy of the Compensation Committee’s charter is posted on the Company’s website at www.workhorse.com in the “Investors” section of the website.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance committee consists of Jacqueline Dedo, Ray Chess, Harry DeMott and Pamela Mader. Our Board of Directors has determined that each of the members of the Nominating and Governance Committee is an “independent director” as defined by the rules of Nasdaq. The Nominating and Corporate Governance Committee is generally responsible for recommending to our full Board of Directors’ policies, procedures, and practices designed to help ensure that our corporate governance policies, procedures, and practices continue to assist the board of directors and our management in effectively and efficiently promoting the best interests of our stockholders. The Nominating and Corporate Governance Committee is also responsible for selecting and recommending for approval by our Board of Directors and our stockholders a slate of director nominees for election at each of our annual meetings of stockholders, and otherwise for determining the Board committee members and chairmen, subject to Board of Directors ratification, as well as recommending to the Board Director nominees to fill vacancies or new positions on the Board of Directors or its committees that may occur or be created from time to time, all in accordance with our bylaws and applicable law. The Nominating and Corporate Governance Committee’s principal functions include:
•	developing and maintaining our corporate governance policy guidelines;
•	developing and maintaining our codes of conduct and ethics;
•	overseeing the interpretation and enforcement of our Code of Conduct and our Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers;
•	evaluating the performance of our Board of Directors, its committees, and committee chairmen and our Directors; and
•
selecting and recommending a slate of director nominees for election at each of our annual meetings of the stockholders and recommending to the board director nominees to fill vacancies or new positions on the board of directors or its committees that may occur from time to time.

During 2021, the Nominating and Corporate Governance Committee met four times. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board of Directors. A copy of the Nominating and Corporate Governance Committee’s charter is posted on the Company’s website at www.workhorse.com in the “Investors” section of the website. In identifying potential independent board of directors’ candidates with significant senior-level professional experience, the Governance Committee solicits candidates from the Board of Directors, senior management and others and may engage a search firm in the process. The Governance Committee reviews and narrows the list of candidates and interviews potential nominees. The final candidate is also introduced and interviewed by the Board of Directors and the lead director if one has been appointed. In general, in considering whether to recommend a particular candidate for inclusion in our Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of our stockholders. Further, specific consideration is given to, among other things, diversity of background and experience that a candidate would bring to our Board of Directors. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our Nominating and Corporate Governance Committee. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Nomination of Directors
As provided in its charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Directors. The Nominating and Corporate Governance Committee seeks to identify Director candidates based on input provided by a number of sources including (1) the Nominating and Corporate Governance Committee members, (2) our other Directors, (3) our stockholders, (4) our Chief Executive Officer or Chair of the Board, and (5) third parties such as service providers. In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials.

Qualifications for consideration as a Director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:
•	high personal and professional ethics and integrity;
•	the ability to exercise sound judgment;
•	the ability to make independent analytical inquiries;
•	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and
•	the appropriate and relevant business experience and acumen.
The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such recommendations are made in writing to the committee. The Nominating and Corporate Governance Committee does not plan to change the manner in which the committee evaluates nominees for election as a director based on whether the nominee has been recommended by a stockholder or otherwise.
The Nominating and Corporate Governance Committee does not have a formal policy relating to diversity among directors. In considering new nominees and whether to re-nominate existing members of the Board, the committee seeks to achieve a Board with strengths in its collective knowledge and a broad diversity of perspectives, skills and business and professional experience. Among other items, the committee looks for a range of experience in strategic planning, sales, operations, finance, executive leadership, industry and similar attributes.
At least a majority of the Directors on the Board must be Independent Directors as defined by Nasdaq rules.
Board Leadership Structure and Role in Risk Oversight
The Company has separated the positions of Chair of the Board of Directors and Chief Executive Officer. Given the demanding nature of these positions, the Board believes it is appropriate to separate the positions of Chair and Chief Executive Officer. Our Chair presides over all meetings of the Board of Directors, including executive sessions when held. He briefs the Chief Executive Officer on issues arising in executive sessions and communicates frequently with him on matters of importance. He has responsibility for shaping the Board’s agenda and consults with all Directors to ensure that the Board agendas and Board materials provide the Board with the information needed to fulfill its responsibilities. From time to time he may also represent the Company in interactions with external stakeholders at the discretion of the Board.
The Board of Directors has determined that each of our current directors, except for Mr. Dauch, is an “independent director” as that term is defined in the Nasdaq listing standards. The Board of Directors has also determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the independence standards applicable to those committees prescribed by Nasdaq and the SEC. In making this decision, the Board considered all relationships between the Company and the Directors. The Board determined each such relationship, and the aggregate of such relationships, to be immaterial to the applicable director’s ability to exercise independent judgment.
Our Board has overall responsibility for risk oversight, including cybersecurity risks. The oversight is conducted primarily through committees of the Board of Directors, as disclosed in each of the descriptions of each of the committees above and in the charters of each of the committees, but the full Board of Directors has retained responsibility for general oversight of risks.
Stockholder Communications
Stockholders requesting communication with Directors can do so by writing to Workhorse Group Inc., c/o Chief Administrative Officer and General Counsel, 100 Commerce Drive, Loveland, Ohio 45140 or by emailing jim.harrington@workhorse.com. At this time we do not screen communications received and would forward any requests directly to the named Director. If no Director was named in a general inquiry, the Chief Administrative Officer and General Counsel would contact either the Chair of the Board of Directors or the chairperson of a particular committee, as appropriate. We do not provide the physical address, email address, or phone numbers of Directors to outside parties without a Director’s permission.

Code of Ethics and Business Conduct
We have adopted a Code of Ethics and Business Conduct that applies to all of our Directors, officers and employees including our Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer and General Counsel, and Principal Accounting Officer. The Code of Ethics and Business Conduct is posted on our website at http://www.workhorse.com.
COMPENSATION OF DIRECTORS
Under the Non-Employee Director Compensation Program, our non-employee Directors are generally eligible to receive compensation for services they provide to us consisting of retainers and equity compensation as described below. During 2021, each non-employee director was eligible to receive the following for their service on the Board pursuant to the Non-Employee Director Compensation Program:
•	An annual Board retainer of $60,000; and
•	An additional retainer of $85,000 for the Chairman of the Board
In addition to cash compensation, our non-employee Directors are eligible to receive annual equity-based compensation consisting of restricted stock awards with an aggregate grant date value equal to $60,000 or, in the case of the Chairman of the Board, $85,000. Generally, the forfeiture restrictions applicable to the restricted stock awards lapse on the six month anniversary of the date of grant of such awards. The restricted stock awards granted to our non-employee directors are subject to the terms and conditions of the Stock Plan and the award agreements pursuant to which such awards are granted. Each non-employee Director is also reimbursed for travel and miscellaneous expenses to attend meetings and activities of the Board or its committees.
Name	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)(3)	Total $
Raymond Chess	$82,916	$85,000	$167,916
H. Benjamin Samuels	$59,167	$60,000	$119,167
Gerald Budde	$59,167	$60,000	$119,167
Harry DeMott	$59,167	$60,000	$119,167
Michael Clark	$59,167	$60,000	$119,167
Pamela Mader	$59,167	$60,000	$119,167
Jacqueline Dedo	$59,167	$60,000	$119,167
(1)
Amounts reported in this column reflect annual cash retainer amounts received by our non-employee Directors for service on our Board. In 2021, Mr. Chess, Mr. Samuels, Mr. Budde, Mr. DeMott, Mr. Clark, Ms. Dedo and Ms. Mader received monthly retainer payments of $4,167 (for one month) and $5,000 (for eleven months). In addition, Mr. Chess received an additional monthly retainer of $2,083 for his service as Chairman of the Board (annual value of $25,000).

(2)
In February 2021, Mr. Samuels, Mr. Budde, Mr. DeMott, Mr. Clark, Ms. Dedo and Ms. Mader received restricted stock awards for 3,966 shares of common stock with a grant date fair value equal to $60,000 for their service on our Board. Mr. Chess received a restricted stock award for 5,618 shares of common stock with a grant date fair value equal to $85,000 for his service as Chairman of the Board.

(3)
The amounts reflected in the “Stock Awards” column represent the grant date fair value of restricted stock awards granted to our non-employee directors pursuant to the Stock Plan, as computed in accordance with FASB ASC Topic 718.

The Board has approved the increase of non-employee Director compensation for 2022. The non-employee members of the Board will receive an annual cash Board retainer of $75,000, with the Chairman of the Board receiving an annual cash retainer of $100,000. In addition to cash compensation, our non-employee directors will be eligible to receive annual equity-based compensation consisting of restricted stock awards with an aggregate grant date value equal to $100,000 or, in the case of the Chairman of the Board, $125,000, in 2022. Generally, the forfeiture restrictions applicable to the restricted stock awards lapse on the six month anniversary of the date of grant of such awards. The restricted stock awards granted to our non-employee Directors are subject to the terms and conditions of the Stock Plan and the award agreements pursuant to which such awards are granted.
Directors’ and Officers’ Insurance
The Company has purchased directors’ and officers’ liability insurance (“D&O Insurance”) for the benefit of its directors and officers, and the directors and officers of its subsidiaries, against liability incurred by them in the performance of their duties as directors and officers of the Company, or its subsidiaries, as the case may be. The primary policy also provides coverage to the corporate entity for security claims.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee, on behalf of our Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our consolidated financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.
Our management is responsible for preparing our consolidated financial statements and managing our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited consolidated financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.
In this context, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2021 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on PCAOB AS 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our annual consolidated financial statements.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management.
Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.
Respectfully submitted by the Audit Committee,

Gerald Budde, Chair
Jacqueline Dedo
H. Benjamin Samuels
Michael Clark
William Quigley
The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

INFORMATION ABOUT THE EXECUTIVE OFFICERS
The executive officers are appointed annually by our Board of Directors and hold office until their successors are elected and duly qualified, unless otherwise specified in an individual’s employment agreement. There are no family relationships between any of our directors or executive officers. The current executive officers of the Company, and their ages as of March 7, 2022 are as follows:
Name	Age	Position	Officer Since
Richard Dauch	61	Chief Executive Officer	Chief Executive Officer since August 2021
Robert Ginnan	58	Chief Financial Officer	Chief Financial Officer since January 2022
Gregory Ackerson	45	Controller and Chief Accounting Officer	Controller and Chief Accounting Officer since 2019
Joshua Anderson	45	Chief Technology Officer	Chief Technology Officer since September 2021
Anthony Furey	49	Vice President of Finance	Vice President of Finance since April 2019
Ryan Gaul	46	President, Commercial Trucks	President, Commercial Trucks since April 2021
John Graber	65	President, Aerospace	President, Aerospace since April 2021
James Harrington	61	Chief Administrative Officer and General Counsel	Chief Administrative Officer and General Counsel since August 2021
Stan March	62	Vice President, Business Development and Communications	Vice President, Business Development and Communications since November 2021
Kerry Roraff	46	Chief Human Resources Officer	Chief Human Resources Officer since February 2022
Biographical information regarding our executive officers as of March 7, 2022 is set forth below:
Richard Dauch, Chief Executive Officer, Director
Mr. Dauch has nearly 30 years of experience in the automotive and manufacturing industries, including most recently as the Chief Executive Officer of the publicly traded automotive supplier firm, Delphi Technologies (NYSE: DLPH). Previously, Mr. Dauch served as the President and CEO of Accuride Corporation from 2011 to 2019 and of Acument Global Technologies from 2008 to 2011, in various executive roles at American Axle & Manufacturing from 1995 to 2008 and United Technologies from 1992 to 1995 and as an officer in the United States Army from 1983 to 1990. Mr. Dauch attended the United States Military Academy at West Point, where he graduated with a Bachelor of Science in engineering, and the Massachusetts Institute of Technology, where he graduated with a dual Master of Science in engineering and management.
Robert Ginnan, Chief Financial Officer
Mr. Ginnan has more than 20 years of senior finance and leadership experience. Prior to joining the Company, he most recently served as the Chief Executive Officer for privately held Family RV, the fifth largest RV dealer in the United States. Prior to serving as Chief Executive Officer of Family RV, he served as Chief Financial Officer, during which time revenues grew from $80 million to $200 million. Throughout his career, Mr. Ginnan has held positions of increasing responsibility in finance, ranging from plant to corporate levels. In these various roles, he has executed multiple accounting and information technology system installations and refined capital structures for firms in multiple industries. Mr. Ginnan received a Bachelor of Science in Accounting from the Ohio State University and a Master of Business Administration from Ashland University.
Gregory Ackerson, Corporate Controller
Mr. Ackerson has been with the Company since April 2018. In addition to serving as Corporate Controller, he served as the Company’s Interim Chief Financial Officer from September 2021 through January 2022. Prior to joining the Company, Mr. Ackerson was an Assurance Senior Manager with BDO USA LLP from December 2015 through March 2018 and Senior Manager Technical Accounting for NewPage Corporation from April 2011 through March 2015. Mr. Ackerson has also served as an Inspection Specialist for PCAOB and various progressive audit roles with PwC. Mr. Ackerson received his Master of Science in Accounting and Bachelor of Business Administration and Finance from the University of Cincinnati in 2000.

Joshua Anderson, Chief Technology Officer
Mr. Anderson most recently served in several capacities, including as Founder and President of Leiten beginning in 2019, a startup next-generation electric vehicle developer targeted at the medium duty chassis market, President of RexRover beginning in 2020, a final stage manufacturer and upfitter of work trucks and equipment, and President of DESCH Systems beginning in 2013, a design services firm focused on medium- and heavy-duty truck and bus development and electrification. Prior to these roles, Mr. Anderson served as Executive Vice President of Engineering and Director of Research and Development at DesignLine Corporation from 2009 to 2013 and served in various capacities at Transportation Techniques between 1999 and 2008, including as Chief Technology Officer and Vice President of Vehicle Development. Mr. Anderson received his Bachelor of Science degree in engineering from Harvey Mudd College. He is also the co-inventor on eleven patents issued, including ten for electric vehicle and hybrid powertrain and controls for ground vehicles.
Anthony Furey, Vice President of Finance
Mr. Furey is a senior-level finance executive with more than 25 years of experience in corporate finance and capital markets and is currently serving as our Vice President of Finance. Prior to that, Mr. Furey was the Director of Business Development for Workhorse and Director of Finance for SureFly a former subsidiary of Workhorse. Prior to joining Workhorse, Mr. Furey owned and was president of Fastnet Advisors, LLC, a mergers and acquisitions and corporate advisory practice. As President, Mr. Furey led over $300 million in financing and uplisting transactions and was responsible for managing the company’s day-to-day growth and operations. Prior to Fastnet Advisors, LLC, Mr. Furey spent fifteen years on both the buy and sell side in institutional sales and trading, holding Series 7, 65 & 63 licenses.
Ryan Gaul, President, Commercial Trucks
Mr. Gaul has more than 20 years of automotive experience with more than 15 of those years in senior management. Before joining Workhorse, Mr. Gaul was employed by Gentherm, Inc (NASDAQ: THRM) a leading automotive technology company where he served in various roles since 2000. He brings broad functional leadership experience, having led IT, Strategy, M&A, Business Development, Marketing, Manufacturing and Supply Chain. While at Gentherm, Mr. Gaul held various senior executive leadership roles, including international assignments in Germany and China, where he led Gentherm’s lean manufacturing transformation and commercial and manufacturing expansion in Asia. As SVP of Global Manufacturing and Supply Chain, he led over 10,000 associates and 12 manufacturing sites. Mr. Gaul also brings significant commercial experience, having led Marketing, Business Development, Strategy and M&A functions at the senior executive level. Mr. Gaul has a Bachelor of Arts in Philosophy from the University of Missouri, Columbia.
John Graber, President, Aerospace
Mr. Graber has over twenty years of C-level experience in public and private companies engaged in the aerospace industry. Mr. Graber also has had leadership experience in corporate strategy, business development and M&A. Prior to his appointment as President, Aerospace, Mr. Graber had been leading the development of the Company’s HorseFly™ last-mile drone delivery program since March, 2020. Mr. Graber was Managing Partner of Master Aviation Group, an aerospace consulting business from 2014 through 2020. Prior to forming Master Aviation Group, Mr. Graber served as President and Chief Executive Officer of Global Aviation Holdings, as President of CHC Helicopter Services, President of ABX Air and Senior Vice President and Managing Director of ATA Airlines. Mr. Graber served as an Army Aviator for the US Army for 21 years and is a veteran of Operation Desert Storm. Mr. Graber received his Master of Business Administration from the University of Notre Dame and Bachelor of Arts from Thomas Edison State University. Mr. Graber is a member of the Board of Directors of Thrush Aircraft.
James Harrington, Chief Administrative Officer and General Counsel
Mr. Harrington most recently served as Senior Vice President, General Counsel, Secretary and Chief Compliance Officer at Delphi Technologies Inc. (NYSE: DLPH) from 2017 to 2020 and held various roles within the legal department at Tenneco Inc. (NYSE: TEN) including Senior Vice President, General Counsel, Secretary and Chief Compliance Officer from 2009 to 2017. Mr. Harrington received a Bachelor of Business Administration in accounting from Notre Dame, a Master of Business Administration from the University of Chicago and a Juris Doctor from Northwestern University. He is also a Certified Public Accountant.

Stan March, Vice President, Business Development and Communications
Mr. March has served as Vice President, Business Development and Communications for the Company since November 2021, where he leads strategic initiatives, mergers and acquisitions activities, public affairs, investor relations and corporate communications. Prior to joining the Company, he founded the SMarch Group and served as Senior Vice President of Landis + Gyr (SWSIX: LAND), Group VP, Investor Relations, of STMircoelectronics (NYSE: STM), and in various management roles at Tenneco Inc. (NYSE: TEN). Mr. March received a Bachelor of Science in General Engineering from the United States Military Academy at West Point and a Master of Science in Chemical Engineering from Vanderbilt University.
Kerry Roraff, Chief Human Resources Officer
Kerry Roraff has over 20 years of progressive HR experience within the Automotive, Information Technology and Telecommunications industry. Prior to Workhorse, she worked for HARMAN for eight years as the Senior Director, North America Automotive where she was responsible for creating and executing the HR strategy in the areas of leadership development, talent acquisition, performance management, diversity, equity and inclusion, rewards, and organizational change management. In addition, she had global HR responsibility for a $2B infotainment business unit comprised of 1,700 employees. During her time with HARMAN, she held several HR leadership roles with increasing responsibility supporting supply chain, operations, sales, finance, strategy, and marketing. She holds a Bachelor of Arts in Human Resources from Michigan State University.
DELINQUENT SECTION 16 REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of any class of our equity securities to file forms with the SEC reporting their ownership and any changes in their ownership of those securities. These persons also must provide us with copies of these forms when filed. Based on a review of copies of those forms, our records, and written representations from our directors and executive officers that no other reports were required, the following filings were not reported timely due to administrative delays: the disposition of shares to cover tax withholding obligations by Gregory Ackerson on August 25, 2021 that was not reported until September 22, 2021, the initial filing statement for the hiring of Joshua Anderson on September 21, 2021 that was not reported until October 6, 2021, the initial filing statement for the hiring of Richard Dauch on August 2, 2021 that was not reported until August 25, 2021, the disposition of shares to cover tax withholding obligations by Stephen Fleming on May 21, 2021 that was not reported until July 6, 2021, the disposition of shares to cover tax withholding obligations by Stephen Fleming on August 25, 2021 that was not reported until October 6, 2021, the disposition of shares to cover tax withholding obligations by Anthony Furey on May 21, 2021 that was not reported until July 6, 2021, the disposition of shares to cover tax withholding obligations by Anthony Furey on August 25, 2021 that was not reported until September 22, 2021, the initial filing statement for the hiring of Ryan Gaul on April 22, 2021 that was not reported until August 5, 2021, the disposition of shares to cover tax withholding obligations by Ryan Gaul on October 22, 2021 that was not reported until December 7, 2021, the initial filing statement for the hiring of John Graber on April 20, 2021 that was not reported until September 22, 2021, the grant of restricted stock to John Graber on April 20, 2021 that was not reported until September 23, 2021, the disposition of shares to cover tax withholding obligations by John Graber on October 20, 2021 that was not reported until November 23, 2021, the exercise of options to purchase common stock by Duane Hughes on February 1, 2021 that was not reported until February 4, 2021, the sale of common stock by Duane Hughes on February 1, 2021 that was not reported until February 4, 2021, the initial filing statement for the hiring of Stanley March on November 15, 2021 that was not reported until November 30, 2021, the disposition of shares to cover tax withholding obligations by Steve Schrader on August 25, 2021 that was not reported until September 22, 2021 and the disposition of shares to cover tax withholding obligations by Robert Willison on August 25, 2021 that was not reported until September 22, 2021. Other than these instances, we believe that all Section 16(a) filing requirements were complied with during 2021.

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)
This CD&A is designed to provide our shareholders with an understanding of our compensation philosophy and objectives, as well as the analysis that we performed in setting executive compensation for 2021. It discusses the Compensation Committee’s (referred to as the Committee in this CD&A) determination of how and why, in addition to what, compensation actions were taken during 2021 for our Principal Executive Officer, Principal Financial Officer and our next three next highest paid executive officers (the “Named Executive Officers” or “NEOs”).
Recent Events
As discussed above, we are required to provide disclosure concerning the compensation of our Chief Executive Officer, Chief Financial Officer and other Named Executive Officers for our most recently ended fiscal year, which concluded December 31, 2021 (“Fiscal 2021”). For Fiscal 2021, these officers were Richard Dauch, Chief Executive Officer and Director, Duane Hughes, former Chief Executive Officer, President and Director, Gregory Ackerson, Corporate Controller and former Interim Chief Financial Officer, Steve Schrader, former Chief Financial Officer, John Graber, President, Aerospace, James Harrington, Chief Administrative Officer and General Counsel and Joshua Anderson, Chief Technology Officer. As we have previously reported, effective August 2, 2021, Mr. Hughes has ceased to be a director of the Company and Chief Executive Officer of the Company, and Richard Dauch has become Chief Executive Officer and a director of the Company. As we have also previously disclosed, in the third quarter of 2021, the Company informed Mr. Schrader that it would not be renewing his employment agreement and he has ceased to be the Chief Financial Officer of the Company.
Overview
Many of our compensation decisions in recent years reflect our continued transition of our executive compensation program. Workhorse’s historical compensation philosophy was to provide base salaries with equity-based incentives, primarily in the form of stock options. However, in order to continue to attract high quality executives and employees, we recognized that we needed to be more competitive on cash compensation going forward by offering a more structured annual bonus program, and we also shifted to granting restricted stock awards and performance-based awards, as well as stock options, to our new CEO and other NEOs as part of our equity incentives to better align with market practices.

Elements of our Executive Compensation Program for 2021:
Workhorse’s executive compensation program for the 2021 plan year was composed of base salary, a short-term incentive, and long-term incentives as described below:
	Reward Element	Objective	Key Features	How Value is Determined	2021 Decisions
FIXED COMPENSATION	Base Salary	Compensates executives based on their responsibilities, experience, and skillset	Fixed element of compensation paid in cash	Benchmarked against a group of comparably sized corporations and industry peers	Salary levels to our current NEOs were established based on market and individual experience in their respective roles No additional adjustments after hire were made in 2021 to our current team
AT RISK COMPENSATION	Short-Term Incentive	To motivate and incentivize performance over a one-year period	Award values and measures are reviewed annually; targets are set at the beginning of the year	Performance measured against: • EBITDA • Gross Margin • Safety • Individual Performance	Bonus target amounts were set at market for our NEOs Financial measures did not result in a payout in 2021.
	Long-Term Incentive	To motivate and incentivize sustained performance over the long-term; aligns interests of our NEOs with long-term shareholders	Value is delivered in the form of RSUs with a mix of performance-based awards to our new CEO	Restricted stock units have time-based vesting and value is driven by our share price. Our CEO’s 2021 award included performance-based awards measured against Total Shareholder Return (TSR)
Restricted stock awards were made at market competitive levels to our ongoing NEOs in 2021; new hire executive awards were made at market and to induce acceptance of our offer of employment

25% of our new CEO’s inducement award was allocated to performance-based awards with vesting contingent upon stock price performance

Target CEO Compensation
We emphasized allocating a significant portion of our CEO’s compensation to at-risk and variable pay. Approximately 86% of our CEO’s target total compensation qualifies as at-risk or variable in nature. The graph below illustrates the allocation of our CEO’s pay under our latest programs and awards.

Our Named Executive Officers
Our Named Executive Officers, along with other select members of the senior management team participate in the compensation plans and programs described in this CD&A. While different in some aspects of their operation, the compensation programs for the broader employee population at Workhorse are driven by consistent principles which seek to compete effectively in our industry with the ability to reward for strong corporate and individual performance.
The table below contains (a) each person that served as our principal executive officer during the year ended December 31, 2021; (b) each person that served as our principal financial officer during the year ended December 31, 2021; (c) each of our three most highly compensated executive officers who served as executive officers during the fiscal year ended December 31, 2021; and (d) up to three additional individuals for whom disclosure would have been provided under (c) but for the fact that the individual was not serving as our executive officer at the end of the year ended December 31, 2021.
Name	Age	Position
Richard Dauch	61	Chief Executive Officer and Director
Greg Ackerson	45	Interim Chief Financial Officer, Controller
James Harrington	61	Chief Administrative Officer and General Counsel
John Graber	65	President, Aerospace
Joshua Anderson	45	Chief Technology Officer
Duane Hughes	58	Former Chief Executive Officer, President and Director
Steve Schrader	59	Former Chief Financial Officer
Workhorse’s Executive Compensation Objectives & Practices
In order to accomplish our goals and to ensure that the Company’s executive compensation program is consistent with its direction and business strategy, the compensation program for our senior executive officers is based on the following objectives:
•	to attract, motivate, retain and reward a knowledgeable and driven management team and to encourage them to attain and exceed performance expectations within a calculated risk framework; and
•	to reward each executive based on individual and corporate performance and to incentivize such executives to drive the organization’s current growth and sustainability objectives.
These objectives are intended to promote our long-term success and are built on the following compensation principles:
•	compensation is designed to align executives to the critical business issues facing the Company;

•	compensation should be fair and reasonable to shareholders and be set with reference to the local market and similar positions in comparable companies;
•	an appropriate portion of total compensation should be equity-based, aligning the interest of executives with shareholders; and
•	compensation should be transparent to the Board of Directors, executives, and our shareholders.
All elements of compensation are compared to the total compensation packages of a peer group of companies, which includes both competitors and companies representing our industry broadly to reflect the markets in which we compete for business and people.
Compensation Best Practices
We have made significant effort to align our executive compensation programs and practices with stockholder interests, and to incorporate strong governance standards within our compensation program, such as:
† Annual Incentives Based on Performance - In 2021, we designed and implemented an annual incentive award program that is based on Company financial and operational performance; we include an assessment of individual performance as determined by the Committee and added safety performance to the bonus plan, incorporating a measure that incorporates environmental, social, and corporate governance into our plan.
† Cap on Incentive Award Payouts - Incentive award payouts are capped in our incentive program.
† Balanced Mix of Variable & Performance Based Compensation - We provide our executives with a balanced mix of variable and performance based compensation designed to motivate our executives to improve both our financial performance and stock price over the short and long-term.
† Actively Engage with our Shareholders - We actively engage with our largest shareholders and consider feedback and input on our programs and practices.
† Anti-Hedging & Anti-Pledging Policies - We prohibit our executives and directors from hedging and pledging Company securities.
† “Double Trigger” Change of Control Payments - Our change of control program provides for cash payments that are triggered only if a qualifying termination of employment occurs in connection with the change in control.
† Clawback Policy - Our annual incentive awards and any future performance based awards are subject to a clawback policy which applies to all of our executive officers and provides for the forfeiture of these awards or the return of any related gain in the event of a restatement of our financial statements.
† Stock Ownership Guidelines - We encourage and require stock ownership by our executive team. Our CEO is required to own six times his base salary and our other NEO’s are required to own three times their respective base salaries.
† No Excise Tax Gross-Ups - We do not provide gross-ups for excise taxes in any executive employment agreement or severance program.
† Engagement of Independent Compensation Consultant - Our Committee retains an independent compensation consultant who reports directly to the Committee and does not provide any other services to management or the Company.
What We Don’t Do
✘	No Guaranteed Annual Salary Increases or Bonuses.
✘	No Repricing or Exchange of Underwater Stock Options.
✘	No Plans that Encourage Excessive Risk-Taking.
✘	No Hedging or Pledging of Workhorse Securities.
✘	No Excessive Perks.

Executive Compensation Recoupment Policy
The Board can recoup all or part of any compensation paid to an executive officer in the event of a material restatement of the Company’s financial results. The Board will consider:
•
whether any executive officer received compensation based on the original consolidated financial statements because it appeared he or she achieved financial performance targets that in fact were not achieved based on the restatement; and

•
the accountability of any executive officer whose acts or omissions were responsible, in whole or in part, for the events that led to the restatement and whether such actions or omissions constituted misconduct.

Role of the Compensation Committee in Setting Compensation & Overall Oversight of Our Programs
Our compensation committee consists of Michael Clark, Harry DeMott, H. Benjamin Samuels, and Pamela Mader. Our board of directors has determined that each of the members are an “independent director” as defined by the Nasdaq rules applicable to members of a compensation committee. The Compensation Committee is responsible for establishing the compensation of our senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits as well as Director compensation. The Compensation Committee also administers our equity incentive plans. During 2021, the Compensation Committee met 11 times. The Compensation Committee is governed by a written charter approved by the Board of Directors. A copy of the Compensation Committee’s charter is posted on the Company’s website at www.workhorse.com in the “Investors” section of the website. The Compensation Committee works with the Chairman of the Board and Chief Executive Officer and reviews and approves compensation decisions regarding senior management including compensation levels and equity incentive awards. The Compensation Committee also approves employment and compensation agreements with our key personnel and directors. The Compensation Committee has the power and authority to conduct or authorize studies, retain independent consultants, accountants or others, and obtain unrestricted access to management, our internal auditors, human resources and accounting employees and all information relevant to its responsibilities.
The responsibilities of the Compensation Committee, as stated in its charter, include the following:
•	review and approve the Company’s compensation guidelines and structure;
•	review and approve, on an annual basis, the corporate goals and objectives with respect to compensation for the Chief Executive Officer;
•	review and approve, on an annual basis, the evaluation process and compensation structure for the Company’s other officers, including salary, bonus, incentive and equity compensation; and
•	periodically review and make recommendations to the Board of Directors regarding the compensation of non-management directors.
The Compensation Committee is responsible for developing the executive compensation philosophy and reviewing and recommending to the Board of Directors for approval all compensation policies and compensation programs for the executive team.
Role of Management in Setting Compensation
Our CEO is consulted in the Committee’s determination of compensation matters related to the executive officers reporting directly to the CEO. Each year, the CEO makes recommendations to the Committee regarding such components as salary adjustments, target annual incentive opportunities and the value of long-term incentive awards. In making his recommendations, the CEO considers such components as experience level, individual performance, overall contribution to Company performance and market data for similar positions. The Committee takes the CEO’s recommendations under advisement, but the Committee makes all final decisions regarding such individual compensation.
Our CEO’s compensation is reviewed and discussed by the Committee, which then makes recommendations regarding his compensation to the independent members of our board of directors. Our board of directors ultimately makes decisions regarding the CEO’s compensation.
Our CEO attends Committee meetings as necessary. He is excused from any meeting when the Committee deems it advisable to meet in executive session or when the Committee meets to discuss items that would impact the CEO’s compensation. The Committee may also consult other employees, including the remaining Named Executive

Officers, when making compensation decisions, but the Committee is under no obligation to involve the Named Executive Officers in its decision-making process.
Role of the Compensation Consultant in Setting Compensation
The Compensation Committee has engaged the services of Compensation Advisory Partners, LLC (“CAP”) as its independent executive compensation consultant. Certain of our Board members have worked with CAP in the past and value the firm’s collective knowledge and capabilities, and its ability to help us develop compensation programs that incentivize our executives and align performance with company strategies and stockholders’ interests.
CAP’s current role is to advise the Committee on matters relating to executive compensation to help guide, develop, and implement our executive compensation programs. CAP reports directly to the Compensation Committee. The Committee regularly reviews the services provided by CAP and believe the firm to be independent in providing executive compensation consulting services to us. A review of CAP’s relationship did not raise any conflicts of interest, consistent with the guidelines provided under the Dodd-Frank Act and by the SEC and Nasdaq. In making this determination, the Committee notes that during 2021:
•
CAP did not provide any services to the Company or management, other than services requested by or with the approval of the Committee, and its services were limited to executive and director compensation consulting;

•	The Committee or members of the Committee meet regularly in executive sessions with CAP, outside the presence of management;
•	CAP maintains a conflicts policy, which was provided to the Committee with specific policies and procedures designed to ensure independence;
•	Fees paid to CAP by Workhorse during 2021 were less than 1% of CAP’s total revenue;
•	None of the CAP consultants working on matters with us had any business or personal relationships with Committee members (other than in connection with working on matters with us);
•	None of the CAP consultants working on matters with us (or any consultants at CAP) had any business or personal relationships with any of our executive officers; and
•	None of the CAP consultants working on matters with us own shares of our common stock.
The Committee continues to monitor the independence of its compensation consultant on a periodic basis.
Compensation Peer Group
We have developed a compensation peer group, which is composed of specific peer companies within our industry. Our peer group was developed with the assistance of CAP and is used to analyze our executive and director compensation levels and overall program design. This compensation peer group is used to determine market levels of the main elements of executive compensation (base salary, annual incentives/bonus, long-term incentives, as well as total direct compensation).
The peer group is also used to gauge industry practices regarding the structure and mechanics of annual and long-term incentive plans, employment agreements, severance and change in control policies and employee benefits. The composition of the peer group is reviewed by the Committee on an annual basis to ensure that we have and maintain an appropriate group of comparator companies.
In August 2021, with the assistance of CAP, the Committee reviewed the peer group for potential changes and ultimately approved the group of companies listed below for use as a source of executive compensation and practices data. Criteria for selecting peer companies for compensation benchmarking is based on a number of factors. The peer companies selected should reflect an optimum mix of the criteria listed below in their relative order of importance:
Competitive market:
•	Competing Talent—companies with executive talent similar to that valued by us;
•	Competitors—companies in the same or similar industry sector; and
•	Competing Industry—companies in the same general industry sector having similar talent pools.

Size and demographics:
•	Companies that are generally similar in revenue and/or market cap size and whose median revenue for the group approximates our revenue;
•	Firms with a competitive posture and comparable area of operations; and
•	Companies within our corporate headquarters region.
The Committee, based on CAP’s analysis and our internal analysis, determined to use the following peer group of 18 companies to evaluate and compare our compensation practices in 2021:

Ticker	Peer Company	HQ Location	~Miles to WKHS	Insiders Ownership	Post IPO Yrs	Fiscal Yr End	⊠ TTM Revenue $	% Change TTM Rev.	Primary Industry	Market CAP $	TSR 1-Year	TSR 3-Year
SMP	Standard Motor Products	Long Island City, NY	561	10%	52.6	12/20	1,245.0	18.4%	Auto Parts & Equipment	971	0.1%	-2.3%
DORM	Dorman Products	Colmar, PA	478	16%	29.4	12/20	1,200.5	22.0%	Auto Parts & Equipment	3,013	4.7%	7.2%
THRM	Gentherm	Northville, MI	219	1%	27.2	12/20	1,103.0	32.1%	Auto Parts & Equipment	2,683	97.9%	21.2%
CVGI	Commercial Vehicle Grp	New Albany, OH	84	6%	16.0	12/20	906.8	24.4%	Const. Machinery/Hvy Trucks	312	44.9%	1.1%
SHYF	Shyft Group, The	Novi, MI	236	3%	36.1	12/20	816.9	15.8%	Const. Machinery/Hvy Trucks	1,344	101.9%	38.1%
HZN	Horizon Global Corp.	Plymouth, MI	219	11%	5.1	12/20	798.8	32.3%	Auto Parts & Equipment	190	22.3%	-0.5%
BLBD	Blue Bird Corp.	Macon, GA	444	2%	5.5	09/20	773.2	-17.9%	Const. Machinery/Hvy Trucks	567	71.5%	-5.2%
SRI	Stoneridge	Novi, MI	236	5%	22.8	12/20	750.6	11.0%	Auto Parts & Equipment	554	11.0%	-11.8%
MLR	Miller Industries	Ooltewah, TN	292	4%	24.6	12/20	697.8	-0.8%	Const. Machinery/Hvy Trucks	388	13.4%	10.6%
VOXX	VOXX Intl. Corp.	Orlando, FL	> 625	22%	33.2	02/21	628.7	68.4%	Consumer Electronics	275	48.9%	30.1%
MPAA	Motorcar Parts of America	Torrance, CA	> 625	3%	26.4	03/21	594.5	13.9%	Auto Parts & Equipment	373	25.3%	-6.0%
STRT	Strattec Security Corp.	Milwaukee, WI	324	6%	25.5	06/21	485.3	26.0%	Auto Parts & Equipment	153	95.5%	4.2%
AMOT	Allied Motion Tech.	Amherst, NY	376	18%	51.6	12/20	390.9	7.5%	Elect. Components & Equip.	460	14.0%	-4.5%
ULBI	Ultralife Corp.	Newark, NY	461	35%	27.6	12/20	106.1	-6.0%	Elect. Components & Equip.	114	20.7%	-4.4%
SYPR	Sypris Solutions	Louisville, KY	106	32%	26.2	12/20	88.7	6.3%	Auto Parts & Equipment	78	221.6%	37.9%
XL	XL Fleet Corp.	Boston, MA	> 625	13%	0.4	12/20	21.6	258.4%	Auto Parts & Equipment	858	N/A	N/A
RMO	Romeo Power, Inc.	Vernon, CA	> 625	9%	0.4	12/20	7.3	N/A	Elect. Components & Equip.	664	N/A	N/A
GOEV	Canoo Inc.	Torrance, CA	> 625	41%	0.4	12/20	2.6	N/A	Automobile Manufacturers	1,826	N/A	N/A
75th Percentile							812.4	27.5%		943	83.5%	15.9%
Median	*Company Count = 18*						**663.2**	**17.1%**		**507**	**25.3%**	**1.1%**
25th Percentile							177.3	7.2%		284	13.7%	-4.5%
WKHS	**Workhorse Group Inc.**	**Loveland**	**--**	**6%**	**10.6**	**12/20**	**2.9**	**1505.7%**	**Automobile Manufacturers**	**948**	**-69.7%**	**92.6%**
	Percentile Rank vs. Peers						**0%**	**Highest**		**75%**	**Lowest**	**Highest**

TTM (Trailing Twelve Months) up to June 30, 2021
All dollar values are in millions (000s)

Information from Standard & Poor's Capital IQ
Current Market Cap and TSR as of September 30, 2021

We will continue to monitor this group each year to determine the best mix of companies to use as comparators for compensation related purposes.
Overview of Executive Compensation
The Company recognizes that people are our primary asset and our principal source of competitive advantage. In order to recruit, motivate and retain the most qualified individuals as senior executive officers, the Company strives to maintain an executive compensation program that is competitive in the commercial transportation industry, which is a competitive, global labor market.
The Compensation Committee’s compensation objective is designed to attract and retain the best available talent while efficiently utilizing available resources. The Compensation Committee compensates executive management primarily through base salary and equity compensation designed to be competitive with comparable companies, and to align management’s compensation with the long-term interests of shareholders. In determining executive management’s compensation, the Compensation Committee also takes into consideration the financial condition of the Company and discussions with the executive.
In order to accomplish our goals and to ensure that the Company’s executive compensation program is consistent with its direction and business strategy, the compensation program for our senior executive officers is based on the following objectives:
•	to attract, motivate, retain and reward a knowledgeable and driven management team and to encourage them to attain and exceed performance expectations within a calculated risk framework; and
•	to reward each executive based on individual and corporate performance and to incentivize such executives to drive the organization’s current growth and sustainability objectives.

The following key principles guide the Company’s overall compensation philosophy:
•	compensation is designed to align executives to the critical business issues facing the Company;
•	compensation should be fair and reasonable to shareholders and be set with reference to the local market and similar positions in comparable companies;
•	an appropriate portion of total compensation should be equity-based, aligning the interests of executives with shareholders; and
•	compensation should be transparent to the Board of Directors, executives, and shareholders.
Compensation Elements and Rationale
There are three basic components to the Company’s executive compensation program: base salary, our annual incentive program, and long-term incentive equity compensation. The Compensation Committee actively evaluates our executive compensation program design against best market practices as the Company experiences further growth. A recent review of our NEO compensation levels relative to market found that overall total compensation is below the median of our peer group. This result was in part due to our 2020 annual incentive program which yielded payouts below target for the year. We believe our structure provides compensation opportunity that is competitive with market but also requires the executive team to perform and execute our goals to be earned.
Base Salary
Base salary is the foundation of the compensation program and is intended to compensate competitively relative to comparable companies within our industry and the marketplace where we compete for talent. Base salary is a fixed component of the compensation program and is used as the base to determine elements of incentive compensation and benefits. The table below sets forth the annualized salary for each of the below current and former named executive officers for 2021.
Name	Position	2021 Salary
Richard Dauch	Chief Executive Officer and Director	$1,000,000
Greg Ackerson	Corporate Controller, Former Interim Chief Financial Officer	$225,000
James Harrington	Chief Administrative Officer and General Counsel	$375,000
John Graber	President, Aerospace	$300,000
Joshua Anderson	Chief Technology Officer	$300,000
Duane Hughes	Former Chief Executive Officer, President and Director	$475,000
Steve Schrader	Former Chief Financial Officer	$275,000
Annual Incentive Program (Bonus)
During the 1st quarter of 2021, the Committee established the 2021 annual cash incentive bonus program, pursuant to which our NEOs were eligible to receive performance-based cash bonuses based on certain quantitative and qualitative performance metrics. For 2021, our NEOs’ target bonus opportunities were set based on market norms and each executive’s role within the Company. Our CEO bonus target is set at 100% of base salary, and 50% for our other NEOs. The maximum bonus opportunities were 200% for our CEO and 75% for our other NEOs.
Name	Position	Target Bonus (as % of base)	Maximum Bonus (as % of base)
Richard Dauch	Chief Executive Officer and Director	100%	200%
Greg Ackerson	Interim Chief Financial Officer, Controller	50%	75%
James Harrington	Chief Administrative Officer and General Counsel	50%	75%
John Graber	President, Aerospace	50%	75%
Joshua Anderson	Chief Technology Officer	50%	75%
Duane Hughes	Former Chief Executive Officer, President and Director	100%	200%
Steve Schrader	Former Chief Financial Officer	50%	75%

The table below highlights the performance metrics and weighting of each measure in our 2021 annual incentive program.
Performance Metric	Weight
Strategic Objectives	30%
Units Delivered	25%
COGS Per Truck	20%
Truck Quality	10%
Orders	10%
Cash Flow From Operations (CFFO)	5%
After the level of performance is determined by the Compensation Committee, the payout percentage for each individual metric is added together to calculate the total payout percentage for each Named Executive Officer. The final payout percentage is then multiplied by the participant’s target bonus opportunity in order to calculate the total bonus payable to each Named Executive Officer. On February 23, 2022, based on the Company’s performance our Compensation Committee approved certain contractual bonus payouts to certain of our newly hired Named Executive Officers as no payouts were earned under the 2021 annual cash incentive bonus program. These amounts are set forth in the “Non-Equity Incentive Plan Compensation” and “Bonus” columns in the Summary Compensation Table.
2021 Annual Incentive Program Payouts
Performance for our Units Delivered, COGS Per Truck, Truck Quality, Orders, and CFFO fell below threshold levels. As a result our executives did not receive a bonus payout related to these measures which accounts for 70% of the target opportunity. For the individual performance component of our program, the Compensation Committee determined that each of Mr. Graber, Mr. Ackerson and Mr. Harrington had earned payouts under our program for their leadership and performance during 2021. Payouts of $67,500, $100,000 and $100,000 were approved for Mr. Graber, Mr. Ackerson and Mr. Harrington, respectively.
2021 Contractual Bonus Payments
Contractual bonuses negotiated in the hiring and inducement of our new executive team were paid out in 2021. The table below summarizes the one-time, contractual bonus payments made to our new Named Executive Officers.
Name	Position	2021 Contractual Bonus
Richard Dauch	Chief Executive Officer	$1,250,000
Gregory Ackerson	Interim Chief Financial Officer	—
Joshua Anderson	Chief Technology Officer	$50,000
John Graber	President, Aerospace	—
James Harrington	Chief Administrative Officer and General Counsel	$100,000
Long-Term Incentive (Equity)
The Company’s long-term incentive program provides for the granting of stock options and restricted stock to executive officers to both motivate executive performance and retention, as well as to align executive officer performance to shareholder value creation. In awarding long-term incentives, the Company compares the long-term incentive program to that of comparable companies within our industry and evaluates such factors as the value of awards granted to each executive position within the market, the number of shares available under our Stock Incentive Plan, and the number of awarded shares outstanding relative to our total common shares outstanding. The Board of Directors fixes the exercise price of stock options at the time of the grant based on the market price of our stock on Nasdaq.
Each long-term incentive grant is based on the level of the position held and overall market competitiveness. The Compensation Committee takes into consideration previous grants when it considers new grants of stock options and restricted stock.

Each of the NEOs has a target LTI value expressed as a percentage of base salary. These targets are reviewed on an annual basis and serve as a guide to the Committee in establishing grant values each year. Our 2021 LTI award targets are shown in the table below.
Name	Position	Target LTI Award Value (% of base salary)	Target LTI Award Grant Date Value
Richard Dauch	Chief Executive Officer and Director	500%	$5,000,000
Greg Ackerson	Interim Chief Financial Officer, Controller	120%	$300,000
James Harrington	Chief Administrative Officer and General Counsel	150%	$562,000
John Graber	President, Aerospace	117%	$350,000
Joshua Anderson	Chief Technology Officer	100%	$300,000
Duane Hughes	Former Chief Executive Officer, President and Director	190%	$900,000
Steve Schrader	Former Chief Financial Officer	173%	$475,000
2021 Annual LTI Awards
Each of our NEOs were awarded restricted shares in accordance with our annual target award values described above. These shares vest ratably over a 3 year period from the date of grant. Details on the grant date value and number of shares awarded to each NEO are listed in the Grants of Plan-Based Awards table.
With the departure of Mr. Hughes in 2021 a total of 20,000 unvested stock options and 248,752 unvested restricted stock awards were forfeited. Included within that total is a portion of the awards made in 2021. Similarly, all of Mr. Schrader’s equity compensation ceased vesting with his departure in 2021.
2021 Inducement Related LTI Awards
As previously discussed in this proxy statement, several of our NEOs were hired in 2021. In connection with the recruitment and employment of our new NEOs, the company granted one-time, inducement awards consisting of time-based restricted stock. The awards will vest biannually over a 3-year period from the date of grant. The number of shares awarded to each new NEO was determined based on the closing stock price on the date of grant. Details on the shares awarded to Mr. Dauch, Mr. Harrington, and Mr. Anderson are provided in the Grants of Plan-Based Awards table.
In addition to restricted stock Mr. Dauch also received stock options and performance share units as part of his inducement award for accepting the role of CEO. Mr. Dauch was granted $3M worth of stock options which vest ratably over a 3-year period. He was also awarded performance share units which will vest based on the Company's performance compared to certain peer issuers, measured by the total return to shareholders over a performance period ending on December 31, 2024.
2022 Executive Officer LTI Awards
In 2022 we introduced performance based LTI awards into our NEO grant mix. 30% of the overall target award value to each NEO is performance based while 70% remains time-based restricted stock. Our performance-based award payouts will be determined based on our Relative Total Shareholder Return (rTSR) and EBITDA performance throughout the 3 year performance period. We believe that the addition of performance awards provides balance to our award mix. Our restricted stock awards provide for retention of our executive talent while the performance-based awards will incentivize strong performance over the longer term. Both vehicles directly tie our executive interests to those of our shareholders through share ownership.

Non-Cash Compensation
The Company provides standard health benefits to its executives, including medical, dental and disability insurance.
The Company’s non-cash compensation is intended to provide a similar level of benefits as those provided by comparable companies within our industry.
Compensation and Risk
We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on us. We have taken steps to ensure our executive compensation program does not incentivize risk inconsistent with the Company’s risk appetite. Some of the key ways that we currently manage compensation risk are as follows:
•	appointed a Compensation Committee which is composed entirely of independent directors to oversee the executive compensation program;
•
the use of a mix of deferred equity compensation in the form of stock options in 2019, restricted stock awards in 2020 and restricted stock and performance unit awards in 2021 and 2022 to encourage a focus on long-term corporate performance versus short-term results and retention of key executive talent; and

•	disclosure of executive compensation to stakeholders.
Consideration of Most Recent Shareholder Advisory Vote on Executive Compensation
As required by Section 14A of the Exchange Act, at our 2021 Annual Meeting of Stockholders our stockholders voted, in an advisory manner, on a proposal to approve our named executive officer compensation. This was our most recent stockholder advisory vote to approve named executive officer compensation. The proposal was approved by our stockholders, receiving approximately 84.53% of the vote of the stockholders who voted on this item whether in person or by proxy.
Compensation Committee Interlocks and Insider Participation
No person who served as a member of our Compensation Committee during the 2021 fiscal year was a current or former officer or employee of our Company or engaged in certain transactions with our Company required to be disclosed by regulations of the SEC. Additionally, during the 2021 fiscal year there were no Compensation Committee “interlocks,” which generally means that no executive officer of our Company served: (a) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity which had an executive officer serving as a member of our Company’s Compensation Committee; (b) as a director of another entity which had an executive officer serving as a member of our Company’s Compensation Committee; or (c) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity which had an executive officer serving as a director of our Company.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing compensation discussion and analysis with Company management. Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the compensation discussion and analysis be included in the Company’s Form 10-K for the year ended December 31, 2021 and this proxy statement.
Respectfully submitted by the Compensation Committee,
Michael Clark, Chair
Harry DeMott
H. Benjamin Samuels
Pamela Mader

Summary Compensation Table
The following summary compensation table sets out details of compensation paid to (a) our principal executive officer; (b) our principal financial officer, (c) each of our three most highly compensated executive officers who served as executive officers during the fiscal year ended December 31, 2021; and (d) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended December 31, 2021.
As discussed above under “Recent Events,” Mr. Hughes and Mr. Schrader no longer serve the Company in any capacity. In connection with their respective separations, each person forfeited unvested equity awards in accordance with the terms of their respective employment and separation agreements. The number and type of awards forfeited by each person is set forth in the footnotes to the table below.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard Dauch Chief Executive Officer and Director	2021	$442,250	$1,250,000	$7,220,000	$3,000,000	$11,998	—	$38,403(3)	$11,951,292
Greg Ackerson Interim Chief Financial Officer, Controller	2021	$216,923	$100,000	$345,325	—	$32,137	—	—	$694,385
James Harrington Chief Administrative Officer and General Counsel	2021	$164,558	$200,000	$1,336,263	—	$7,714	—	$27,538(4)	$1,725,525
John Graber President, Aerospace	2021	$206,538	$67,500	$450,000	—	$865	—	$188,509(5)	$913,412
Joshua Anderson Chief Technology Officer	2021	$80,769	$50,000	$722,000	—	$4,201	—	—	$856,971
Duane Hughes Former Chief Executive Officer, President and Director	2021	$335,373	—	$150,000	—	$875,000	—	$30,000(6)	$1,390,373
	2020	$475,000	—	$475,000	—	$384,750	—	—	$1,334,750
	2019	$391,058	$50,000	$600,000	$666,015	$132,500	—	—	$1,839,573
Steve Schrader Former Chief Financial Officer	2021	$267,969	—	$475,000	—	$228,267	—	—	$971,237
(1)	Represents grants of shares of stock restricted of our common stock.
(2)	Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718 to each of our Named Executive Officers.
(3)	Includes payments to Mr. Dauch of $27,044 for housing and related travel expenses and $11,359 in tax gross-up on such expenses.
(4)	Includes payments to Mr. Harrington of $16,991 for housing and related travel expenses and $10,547 in tax gross-up on such expenses.
(5)	Includes payments to Mr. Graber for services as an independent contractor to the Company prior to Mr. Graber’s hiring as an officer of the Company.
(6)	Includes monthly consulting payments of $15,000 for August and September 2021 pursuant to Mr. Hughes’ independent contractor agreement with the Company following his departure from the Company.
Pay Ratio Disclosure
The fiscal year 2021 total annual compensation of our Chief Executive Officer, Richard Dauch, was $11,951,292. The annual total compensation of our median compensated employee was $96,759. This resulted in a ratio of 123 to 1. To identify the median employee, we took into account target annual base salary, target cash incentive bonus, and equity awards granted to our employees, excluding Mr. Dauch, as of December 31, 2021. We annualized compensation for employees who did not work the entire year.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Employment Agreements and Potential Payments on Change of Control and Termination
The Company has entered into employment agreements with each of its current named executive officers. These agreements define the position held by each named executive officer, as well as base salary level, eligibility to participate in the Company’s short- and long-term incentive programs and potential payments upon termination, including upon a Change of Control (as defined below). The Company’s entry into these agreements was conditioned upon each executive’s entry into a non-compete agreement and an assignment of intellectual property and confidentiality agreement in favor of the Company.
Under the terms of the employment agreements, each current named executive officer is entitled to certain payments in the event of a (1) Change of Control and (2) either (A) the Company’s termination of such named executive officer (except for Cause (as defined below)) or (B) the named executive officer’s departure for Good Reason (as such term is defined below). In such event, the Company has agreed to provide to each such named executive officer (1) a cash severance payment equal to (A) such named executive officer’s base salary for a period of 9 to 36 months, depending on the named executive officer, and (B) a cash bonus for the current year, which may be a prorated portion of such executive’s expected bonus amount for such year or a multiplier of up to 3 times such bonus amount, depending on the named executive officer, (2) acceleration of all such executive’s unvested, outstanding equity awards and (3) D&O Insurance coverage for 24 months.
In addition, each current named executive officer is entitled to certain payments in the event of an involuntary termination, which includes termination of such named executive officer by the Company without Cause or termination by such named executive officer for Good Reason, in either case when no Change of Control has occurred. In such an event, the Company has agreed to provide to each such named executive officer (1) a cash severance payment equal to (A) such named executive officer’s base salary for a period of 9 to 24 months, depending on the named executive officer and (B) a cash bonus for the current year, which may be a prorated portion of such executive’s expected bonus amount for such year or a multiplier of up to 1.5 times of such bonus amount, depending on the named executive officer, (2) prorated acceleration of such executive’s unvested, outstanding equity awards to the date of such triggering event, including a good faith determination by the Board of performance vesting conditions, and (3) D&O Insurance coverage for 24 months.
In the event of either a termination upon Change of Control, without Cause or with Good Reason, cash payments are either due from the Company in a lump sum within 30 days of the triggering event or payable in installments over a period of up to 9 months, depending on the named executive officer. In addition, certain named executive officers are eligible for healthcare and life insurance benefits ranging from a lump sum of $54,000 to COBRA coverage ranging from 9-16 months.
In the event a named executive officer is terminated for Cause, the Company is required pay all accrued amounts of base salary and previously granted and unpaid bonus, to the extent all conditions have been met and the exercise period. In addition, all equity shall terminate immediately in connection with such event.
Each employment agreement defines a “Change in Control” as any of the following:
(a)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty (50%) percent or more of (i) the outstanding shares of common stock of the Company, or (ii) the combined voting power of the Company’s outstanding securities;

(b)
the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, more than fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(c)
the sale or disposition of all or substantially all of the Company’s assets, or consummation of any transaction, or series of related transactions, having similar effect (other than to a subsidiary of the Company).

Each employment agreement defines as “Cause” as any of the following:
(a)
the officer substantially failed to perform his duties or to follow the lawful written directions of the Board (other than any such failure resulting from incapacity due to physical or mental illness);

(b)	the officer engaged in willful misconduct or incompetence that is materially detrimental to the Company or any of its affiliates;
(c)
the officer failed to comply with the Employee Invention Assignment & Confidentiality Agreement, the Company’s insider trading policy, the officer’s non-compete agreement or any other policies of the Company where noncompliance would be materially detrimental to the Company or any of its affiliates; or

(d)
the officer’s conviction of or plea of guilty or nolo contendere to a felony or crime involving moral turpitude (excluding drunk driving unless combined with other aggravating circumstances or offenses), or the officer’s commission of any embezzlement, misappropriation, or fraud, whether or not related to the officer’s employment with the Company or any of its affiliates.

Each employment agreement defines “Good Reason” as the occurrence of any of the following without such officer’s consent:
(a)
A reduction in the officer’s Base Salary or target Cash Bonus opportunity as a percentage of Base Salary; provided, however, that this Subsection, except in the event of a one-time reduction in the officer’s Base Salary or target Cash Bonus opportunity as part of a Company-wide or executive team-wide cost-cutting measure or Company-wide or executive team-wide cutback.

(b)
The failure of the Company (i) to continue to provide the officer an opportunity to participate in any benefit or compensation plans provided to employees who hold positions with the Company comparable to the officer’s position, (ii) to provide the officer all other fringe benefits (or the equivalent) in effect for the benefit of any employee group which includes any employee who hold a position with the Company comparable to the officer’s position, where in the event of a Change of Control, such comparison shall be made relative to the period immediately prior to the public announcement of such Change of Control; or (iii) to continue to provide director’s and officers’ insurance, in each case if such failure causes a material reduction in the officer’s overall compensation and benefits package.

(c)
A material breach of the agreement by the Company including, in the event of a Change of Control, the failure of any successor to assume and agree to perform the obligations under the agreement in the same manner and to the same extent that the Company would be required to perform such obligations if no succession had taken place, except where such assumption occurs by operation of law.

(d)
A material, adverse change in the officer’s authority, duties, or responsibilities (other than temporarily while the officer is physically or mentally incapacitated or as required by applicable law), taking into account the Company’s size, status as a public company, and capitalization as of the effective date of the agreement, other than a change to a position that is a substantive functional equivalent.

(e)
A change in the officer’s principal place of employment that is greater than 75 miles from the officer’s principal place of employment as set forth in the agreement if his principal place of employment shall have been changed with his express or implied consent, a change to a principal place of employment other than such consented place, other than a change directed by the officer.

The summaries of these employment agreements are qualified in their entirety by the copies of these agreements filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2021.
Additionally, as previously disclosed, Mr. Hughes, former Chief Executive Officer of the Company, and Mr. Schrader, former Chief Financial Officer of the Company, departed the Company during 2021. Each departed pursuant to an employment separation agreement and release of claims. Pursuant to the terms of his separation agreement, Mr. Hughes received a severance payment totaling $855,000 and certain other benefits from the Company, and Mr. Hughes forfeited 20,000 unvested stock options and 248,752 unvested restricted stock awards.

Pursuant to the terms of Mr. Schrader’s separation agreement, Mr. Schrader received a severance payment of $200,000 and certain other benefits from the Company. Additionally, all of Mr. Schrader’s equity compensation ceased vesting. The summaries of these agreements are qualified in their entirety by the copies of such agreements filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2021.
Grants of Plan-Based Awards
The following table provides information regarding grants of share-based awards to the Named Executive Officers in 2021:
Name	Award Type	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option: Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock and Options Awards(1)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard Dauch	Restricted Stock	11/5/2021	—	—	—	—	250,000	—	—	—	—	$1,805,000
	Restricted Stock	11/5/2021	—	—	—	—	500,000	—	—	—	—	$3,610,000
	Performance Share Units	11/5/2021	—	—	—	0	1,805,000	3,610,000	—	—	—	1,805,000
	Non-Qualified Stock Options	12/30/2021	—	—	—	—	—	—	—	296,429	$10.27	$3,000,000
Greg Ackerson	Restricted Stock	2/25/2021	—	—	—	—	19,828	—	—	—	—	$300,000
	Restricted Stock	12/27/2021	—	—	—	—	8,750	—	—	—	—	$45,325
James Harrington	Restricted Stock	11/5/2021	—	—	—	—	100,000	—	—	—	—	$722,000
	Restricted Stock	12/27/2021	—	—	—	—	36,197	—	—	—	—	$187,500
	Performance Share Units	12/27/2021	—	—	—	0	36,197	72,294	—	—	—	$426,763
John Graber	Restricted Stock	4/20/2021	—	—	—	—	36,675	—	—	—	—	$450,000
Joshua Anderson	Restricted Stock	11/5/2021	—	—	—	—	100,000	—	—	—	—	$722,000
Duane Hughes	Restricted Stock	2/25/2021	—	—	—	—	59,484	—	—	—	—	$900,000
Steve Schrader	Restricted Stock	2/25/2021	—	—	—	—	31,395	—	—	—	—	$475,000
(1)	Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards
The following table sets forth information with respect to the outstanding equity awards of our Named Executive Officers as of December 31, 2021:
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Richard Dauch	—	—	296,429	$10.27	11/5/2031	—	—	1,000,000	$4,360,000
Greg Ackerson	8,750	—	1,250	$1.19	8/14/2024	—	—	53,358	$232,641
James Harrington	—	—	—	—	—	—	—	172,394	$751,638
John Graber	—	—	—	—	—	—	—	30,562	$133,250
Joshua Anderson	—	—	—	—	—	—	—	100,000	$436,000
Duane Hughes	—	—	—	—	—	—	—	—	—
Steve Schrader	—	—	—	—	—	—	—	—	—
(1)	The market value of unvested restricted stock is computed based on the $4.36 closing price per share of our common stock on December 31, 2021.
Option Exercises and Stock Vested
The following table sets forth information with respect to option exercises and stock award vestings of our Named Executive Officers during the year end December 31, 2021:
Name	Option Awards		Stock Awards
	Number of Shares Acquired by Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Richard Dauch	—	—	—	—
Greg Ackerson	—	—	294,198	$931,821
James Harrington	—	—	—	—
John Graber	—	—	6,113	$40,285
Joshua Anderson	—	—	—	—
Duane Hughes	—	—	119,467	$1,756,454
Steve Schrader	—	—	46,496	$659,661
No Pension Benefits
The Company does not maintain any plan that provides for payments or other benefits to its executive officers at, following or in connection with retirement and including, without limitation, any tax-qualified defined benefit plans or supplemental executive retirement plans.
No Deferred Compensation
The Company does not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

ACTIONS TO BE TAKEN AT THE MEETING
PROPOSAL NO. 1

PROPOSAL FOR ELECTION OF TEN DIRECTORS
At this year’s Annual Meeting, the Board of Directors proposes that the nominees listed below be elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Nine of the nominees are currently serving as directors. All nominees have consented to being named in this Proxy Statement and to serve if elected.
Assuming a quorum is present, the ten nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.
Information With Respect to Director Nominees
Listed below are the nominees for election to our Board with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees.
Name	Age	Position
Current Directors
Raymond J. Chess	64	Director, Chairman
Richard Dauch	61	Director, Chief Executive Officer
H. Benjamin Samuels	54	Director
Gerald B. Budde	60	Director
Harry DeMott	55	Director
Michael Clark	50	Director
Jacqueline A. Dedo	60	Director
Pamela S. Mader	58	Director
William G. Quigley, III	60	Director
New Nominee
Austin Scott Miller	60	Nominee
Raymond J. Chess, Chairman of the Board of Directors
Mr. Chess has more than 40 years of experience in the automotive industry. Mr. Chess joined General Motors in 1980, and during his 37 years with General Motors, he held ever increasing roles and responsibilities in both manufacturing and product development. While in manufacturing, Mr. Chess held key positions in both plant floor operations and manufacturing engineering such as Chief Manufacturing Engineer and Executive Director of Stamping and Assembly. While in product development, Mr. Chess was a Vehicle Line Executive, where he led global cross functional responsibilities for GM’s commercial truck line from 2001 to 2009 and GM’s cross over segment from 2009 through 2012. Upon retirement from General Motors, he formed his own engineering consulting company. Mr. Chess serves on the Board of Directors of Rush Enterprises, Inc. (NASDAQ: RUSHA). Mr. Chess holds a Bachelor of Science in Mechanical Engineering from Kettering University and a Masters of Business Administration from Indiana University. He started working with Workhorse in 2014 on our advisory board, was then elected to our Board of Directors and subsequently became our Chairman. Mr. Chess’ extensive industry knowledge and executive experience in the automobile industry, together with his experience on other public company boards, position him well to serve as our Chairman and a member of our committees.
Richard Dauch, Director, Chief Executive Officer and Director
Mr. Dauch has nearly 30 years of experience in the automotive and manufacturing industries, including most recently as the Chief Executive Officer of the publicly traded automotive supplier firm, Delphi Technologies

(NYSE: DLPH). Previously, Mr. Dauch served as the President and CEO of Accuride Corporation from 2011 to 2019 and of Acument Global Technologies from 2008 to 2011. He also served in various executive roles at American Axle & Manufacturing from 1995 to 2008 and United Technologies from 1992 to 1995 and as an officer in the United States Army from 1983 to 1990. Mr. Dauch attended the United States Military Academy at West Point, where he graduated with a Bachelor of Science degree in engineering, and the Massachusetts Institute of Technology, where he graduated with a dual Master of Science degree in Engineering and Management. His extensive knowledge of the automotive industry gained through more than a decade as a CEO of both public and private companies, together with his proven talents and leadership, position him well to serve as our Chief Executive Officer and as a member of our Board.
H. Benjamin Samuels, Director
Mr. Samuels has more than 25 years of experience as a senior business executive. He served as CEO of Victory Packaging from 2007 through 2015, during which time he led an executive team managing more than 1,700 employees. From 2015 to 2019, Mr. Samuels was appointed as Co-President after Victory Packaging was acquired by KapStone Paper and Packaging Corporation. From 1995 through 2007, Mr. Samuels served in multiple roles, including as Vice Chairman and leader of Victory Packaging’s national accounts group, real estate, and finance and legal departments, achieving a period of unprecedented growth in sales and profitability. He is currently the Board Chair of Saxco, a packaging distributor focused on the food and beverage industry, and of Leedo Manufacturing, a producer of kitchen and bath cabinets. Mr. Samuels is an active member in the community, where he serves as Board Chair of the Jewish Federation of Greater Houston and as a Director of the Samuels Family Foundation. Mr. Samuels also serves on the boards of, and holds leadership positions with, Teach For America, Children at Risk, Brighter Bites, Move For Hunger, Leo Baeck Education Center Foundation, and Houston Food Bank. Mr. Samuels received a Bachelor of Arts in American Studies and Economics from Amherst College as well as a Master of Business Administration from the Harvard Graduate School of Business Administration. Mr. Samuels business, management and financial knowledge and experience, including his deep understanding of managing and operating significant organizations as an executive, qualify him well to serve as a member of our Board and our committees.
Gerald B. Budde, Director
Mr. Budde is currently Vice President, Corporate Finance for AssuredPartners, Inc. Mr. Budde started his career in public accounting with EY after graduating with a Bachelor of Science degree in Accounting from the University of Dayton. After almost eleven years with EY as a licensed CPA, Mr. Budde joined Cincinnati Milacron Inc. in April 1994. Mr. Budde was appointed as Machine Tool Group Controller in January 1995, became the Vice President of Finance for Cincinnati Machine, a successor company, in October 1998, and was subsequently appointed as Vice President of Finance and Administration for UNOVA Manufacturing Technologies in 2002. Mr. Budde left UNOVA in 2003 to become the Chief Financial Officer at Neace Lukens, which was acquired by AssuredPartners in 2011. Prior to his current role, Mr. Budde was the Eastern Region Chief Financial Officer from 2018 to 2021 and the Midwest Region Chief Financial Officer overseeing multiple AssuredPartners entities. Mr. Budde is currently a member of the Finance Committee for St Margaret of York parish and previously served on the Board of Trustees and Finance Committee for Mount Notre Dame High School. Mr. Budde’s business, management, and accounting knowledge and executive leadership experience qualify him well to serve as a member of our Board and as Chair of our Audit Committee. The Board has determined that Mr. Budde is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and demonstrates “financial sophistication” as defined by the rules of the Nasdaq.
Harry DeMott, Director
Mr. DeMott has more than 30 years of experience in the investment community, having worked as a research analyst and portfolio manager at investment banks, hedge funds and venture capital funds. He has served on the boards of several public companies, and chaired a variety of board committees. He is a long-time operator and investor in the media, sports and entertainment industries. He is the co-founder of Raptor Ventures I LP, where he has been a General Partner since February 2011. In addition, Mr. DeMott is a member of the Board of Directors of Temerity Media d/b/a Proper (where he was the co-founder and also serves as CEO), Achari VenturesHolding Corp (AVHIU - where he chairs the audit committee), SecurityPoint Media, Kinslips and Ticket Evolution. He also serves as founder and managing partner for Harmerle Investments, a family investment company. Prior to co-founding

Raptor Ventures, Mr. DeMott served on the Board of Directors of Pandora Media, Inc. from 2006 through 2011. Earlier, he served as senior analyst at Knighthead Capital Management, an analyst at King Street Capital Management, portfolio manager at Bourgeon Capital Management and managing member and founder at Gothic Capital Management. Mr. DeMott focused on finding, fostering and investing in disruptive technology companies. He previously spent nine years at First Boston (now Credit Suisse), where he was a director in the equity research division specializing in radio, TV, outdoor advertising and cell towers. He earned a Bachelor of Arts degree in economics from Princeton University in 1988 and a Master of Business Administration in finance from New York University in 1991. We believe that Mr. DeMott’s business management and financial experience and knowledge, including his deep understanding of the financial markets and his experience in starting and operating various companies, qualify him well to serve as a member of our Board and our committees.
Michael L. Clark, Director
Mr. Clark is a Chartered Financial Analyst (CFA) Charterholder with close to twenty years of investing and capital markets experience. He serves as a director of Laws Whiskey House, a privately held, Denver-based award-winning craft distillery. Mr. Clark has also served as a director of Halcón Resources from since September 2016 until October 2019 and as a director of Paragon Offshore Ltd., including as Chairman of the Corporate Governance and Compensation Committee and a member of its Audit Committee, from July 2017 until its sale to Borr Drilling Limited in March 2018. Mr. Clark was a Partner of SIR Capital Management, LLC from 2014 until his retirement in 2016 and from 2008 to 2013 he served as a Portfolio Manager and Partner. Prior to that, Mr. Clark valued equities as a Portfolio Manager at Satellite Asset Management, LLC from 2005 to 2007 and as an Equity Research Analyst at SAC Capital Management, LLC from 2003 to 2005 and at Merrill Lynch from 1997 to 2002. Mr. Clark began his career at Deloitte & Touche, LLP, progressing to Senior Auditor. He is a Certified Public Accountant licensed in New York State. The National Association of Corporate Directors (NACD) recognized him as an NACD Governance Fellow in 2017. Mr. Clark earned a Bachelor of Arts in Economics from the University of Pennsylvania and a Master of Business Administration in Finance and Economics with Distinction from New York University’s Stern School of Business. We believe that Mr. Clark’s public company board service and his wealth of accounting, valuation and capital markets experience position him well to serve as a member of our Board and our committees.
Jacqueline A. Dedo, Director
Ms. Dedo has over 30 years of global automotive, off highway, industrial and aftermarket experience. She has held various leadership positions at Piston Group, Dana Holding Corp., The Timken Co., Motorola and Robert Bosch Corporation, among others, and has a proven background in managing full P&L responsibilities for major business units and entire companies responsible for up to $2 billion in revenue. In 2015, Ms. Dedo co-founded Aware Mobility LLC, which is focused on the development, investing, partnering and application of both electrified propulsion and connectivity tools, platforms and applications. Prior to May 2015, Ms. Dedo served as President of Piston Group and held various positions with Dana Holding Corp, The Timken Company, Motorola, Covisint LLC, Robert Bosch Corporation and Cadillac Motor Car Company. Ms. Dedo received a Bachelor of Science degree in Electrical Engineering from Kettering University and holds a number of board positions including Cadillac Products Automotive, Kettering University and Michigan Science Center. We believe that Ms. Dedo’s extensive and varied executive experience at several significant companies, together with her proven leadership skills, qualify her well to serve as a member of our Board and our committees.
Pamela S. Mader, Director
Ms. Mader brings over three decades of automotive, manufacturing, and consultancy experience, with an accomplished track record in leading Fortune 100 manufacturing organizations and driving growth in entrepreneurial companies. Prior to 2020, Ms. Mader served as VP of Consulting at Belcan Consulting, Engineering, and Technical Services, LLC. From 2012 through 2018, Ms. Mader held various executive positions leading manufacturing advisory services with Allegiant International, LLC. As VP of Internal Operations, she led purchasing and supplier management, sales and marketing, HR and talent acquisition, and customer relations. Ms. Mader drove significant growth in supply chain advisory services in the US market, while also expanding the business into Mexico and Europe. From 1986 through 2010, Ms. Mader held positions of increasing responsibility within General Motors including Plant Manager of several General Motor’s assembly, stamping, and powertrain operations. Ms. Mader led plants with more than 4,500 employees, producing award winning, segment leading vehicles. She was recognized in

Automotive News’ 100 Leading Women and is a Distinguished Alumnus of Purdue University. Ms. Mader received a Bachelor of Science in Organizational Leadership from Purdue University and serves as a Board Member for Purdue University, College of Polytechnic. We believe that Ms. Mader’s extensive automotive industry and manufacturing experience, together with her experience with emerging growth companies, position her well to serve as a member of our Board and our committees.
William G. Quigley, III, Director
Mr. Quigley has over three decades of financial and operating experience in the automotive and manufacturing industries as well as prior board-level tenure to Workhorse. He most recently served as Senior Vice President and Chief Financial Officer of Nexteer Automotive Group Limited, a tier one automotive supplier operating from 27 manufacturing facilities and three global technical centers with over 12,000 employees. Mr. Quigley has also previously held positions as Executive Vice President and Chief Financial Officer at Dana Holding Corporation and Visteon Corporation. Since 2016, he has served as a member of the board of directors and chair of the audit committee at Cadre Holdings Inc., a global leader in the manufacturing and distribution of safety and survivability equipment for first responders. Mr. Quigley holds a Bachelor of Arts in Accounting from Michigan State University and is a Certified Public Accountant in the state of Michigan. We believe that Mr. Quigley’s substantial financial and operating experience in the automotive and manufacturing industries position him well to serve as a member of our Board and our committees.
Austin Scott Miller
Mr. Miller is a retired Four-Star General in the United States Army and a former Delta Force commander, who served as the final commander of NATO’s Resolute Support Mission and as commander of the United States Forces in Afghanistan from September 2018 through July 2021. Previously, he served as commander of the Joint Special Operations Command. He is the recipient of the Defense Distinguished Service Medal, the Army Distinguished Service Medal, the Defense Superior Service Medal and the Legion of Merit. Following his retirement from the Army, he has served on the board of advisors of Striveworks, a data analytics software company headquartered in Austin, Texas. Mr. Miller received a Bachelor of Science from the United States Military Academy at West Point. We believe that Mr. Miller’s tremendous government and leadership experience position him well to serve as a member of our Board and our committees.
Required Vote
The election of the directors of the Company requires the affirmative vote of a plurality of the shares of the Company’s common stock present in person or represented by Proxy at the Annual Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute a majority.
RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL THE NOMINEES DESCRIBED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
The audit committee of our board of directors has appointed Grant Thornton LLP (“GT”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2022.
At the Annual Meeting, stockholders will be asked to ratify the appointment of GT as our independent registered public accounting firm for the year ending December 31, 2022. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, our board of directors submits the appointment of GT to our stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, the appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the fiscal year ending December 31, 2022 if our audit committee believes that such a change would be in the best interests of the Company and its stockholders. A representative of GT is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to Independent Registered Public Accounting Firm
Fees for professional services provided by our independent auditors, Grant Thornton LLP, in each of the last two years, in each of the following categories including expenses are:
	2021	2020
Audit fees	$421,380	$329,820
Audit-related fees	$27,850	25,350
Tax fees	$—	—
All other fees	$—	—
Total fees	$449,230	$355,170
Audit Fees
Audit fees include the audit of the Annual Report on Form 10-K, including the audit of internal control over financial reporting and reviews of the Quarterly Reports on Form 10-Q. Audit related fees include work associated with registration statements. The policy of the audit committee is to approve the appointment of the principal auditing firm and any permissible audit-related services. Fees charged by Grant Thornton LLP were approved by the Board with engagement letters signed by Gerald Budde, Audit Committee Chairman.
The Audit Committee is responsible for the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditor. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by the auditor. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by the auditor which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by the auditor. The Audit Committee has approved all audit and permitted non-audit services performed by the auditor for the year ended December 31, 2021.
Required Vote
The ratification of the appointment of the Company’s independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy and voting at the Annual Meeting.
RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2022.

OTHER MATTERS
The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy, or their substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.
ADDITIONAL INFORMATION
Transactions with Related Persons
The Company obtains its property and casualty insurance and directors and officers insurance through AssuredPartners NL, LLC (“Assured”). Gerald Budde, a director of the Company, is Vice President, Corporate Finance of AssuredPartners, Inc., the parent company of AssuredPartners Capital, Inc. and its subsidiary, AssuredPartners NL, LLC. The placement of insurance was completed by an Assured agent and Mr. Budde did not participate in any decisions about insurance, nor was he paid any portion of the brokerage fee. Assured earned brokerage fees of approximately $234,146 and $121,000 for the years ended December 31, 2021 and 2020, respectively.
Other than noted above, at no other time during the last two fiscal years has any executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serves as a trustee or in a similar capacity or has a substantial beneficial interest been indebted to the Company or was involved in any transaction in which the amount exceeded $120,000 and such person had a direct or indirect material interest.
Procedures for Approval of Related Party Transactions
Our Board of Directors is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.
Director Independence
The Board of Directors has determined that Raymond Chess, Gerald Budde, H. Benjamin Samuels, Michael Clark, Harry DeMott, Pamela Mader, Jacqueline Dedo, William Quigley and Austin Scott Miller each qualify as independent directors under the Nasdaq listing standards.
Annual Reports on Form 10-K
Additional copies of Workhorse’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 may be obtained without charge by writing to the Chief Administrative Officer and General Counsel, Workhorse Group Inc., 100 Commerce Drive, Loveland, Ohio 45140. Workhorse’s Annual Report on Form 10-K can also be found on Workhorse’s website: www.workhorse.com.
Stockholders Proposals for the 2023 Annual Meeting
Stockholder proposals intended to be presented at the Company’s 2023 annual meeting must be received by the Company no later than February 2, 2023. Proposals should be addressed to Workhorse Group Inc., Attn. Chief Administrative Officer and General Counsel, 100 Commerce Drive, Loveland, Ohio 45140.
For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2023 annual meeting, the federal securities laws require stockholders to give advance notice of such proposals. The required notice must (pursuant to Rule 14a-8 of the Exchange Act) be given a reasonable time before we expect to mail proxy statements for our 2023 annual meeting. Accordingly, with respect to the Company’s 2023 annual meeting of stockholders, notice must be provided to Workhorse Group Inc., Attn. Chief Administrative Officer and General Counsel, 100 Commerce Drive, Loveland, Ohio 45140 no later than November 24, 2022. If a stockholder fails to provide timely notice of a proposal to be presented at the 2023 annual meeting, the chair of the meeting will declare it out of order and disregard any such matter.

Householding
Under SEC rules, only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us. Brokers with account holders who are our stockholders may be householding these materials. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at jim.harrington@workhorse.com or James Harrington, Chief Administrative Officer and General Counsel, Workhorse Group Inc., 100 Commerce Drive, Loveland, Ohio 45140.
Proxy Solicitation Costs
The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of the Notice, the Proxy Statement, the Proxy card and establishment of the Internet site hosting the proxy material. We have engaged Morrow Sodali to assist us in the solicitation of votes described above. We will bear the costs of the fees for the solicitation agent, which includes a fee of $10,000 and a fee of $6.50 per proxy solicitation call with our shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.
By Order of the Board of Directors,

/s/ Raymond Chess
Raymond Chess Chairman of the Board of Directors

SCAN TO
VIEW MATERIALS & VOTE

WORKHORSE GROUP INC.
100 COMMERCE DRIVE
LOVELAND, OH 45140

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WKHS2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.

1. Election of Directors

Nominees	For	Withhold
1a. Raymond Chess	☐	☐
1b. Harry DeMott	☐	☐
1c. H. Benjamin Samuels	☐	☐
1d. Gerald B. Budde	☐	☐
1e. Richard Dauch	☐	☐
1f. Michael Clark	☐	☐
1g. Jacqueline A. Dedo	☐	☐
1h. Pamela S. Mader	☐	☐
1i. William G. Quigley III	☐	☐
1j. Austin S. Miller	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000542407_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

Workhorse Group Inc.
PROXY FOR ANNUAL MEETING TO BE HELD ON MAY 3, 2022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Richard Dauch, Chief Executive Officer, and James Harrington, Chief Administrative Officer and General Counsel, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his substitute, to represent and to vote all the shares of the common stock of Workhorse Group Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on, May 3, 2022, at 10:00 a.m., Eastern Time, and any adjournments thereof, subject to the directions indicated on the reverse side hereof. **Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/WKHS2022.**

In their discretion, the Proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR the election of the named nominees as directors and FOR Proposal 2.**

PLEASE MARK, SIGN, DA TE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side

0000542407_2 R1.0.0.24